   As filed with the Securities and Exchange Commission on December 22, 2000

                                                           Registration No. 333-

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                            PAC-WEST TELECOMM, INC.
            (Exact name of registrant as specified in its charter)

          California                                      68-0383568
  (State of incorporation)              (I.R.S. Employer Identification No.)

                         1776 W. March Lane, Suite 250
                          Stockton, California 95207
                                (209) 926-3300
                   (Address of principal executive offices)

                               _________________

                            Pac-West Telecomm, Inc.
                           1999 Stock Incentive Plan

                            Pac-West Telecomm, Inc.
                             2000 Employee Stock
                                 Purchase Plan

                            Pac-West Telecomm, Inc.
                        2000 Napa Valley Non-Qualified
                             Stock Incentive Plan

                            Pac-West Telecomm, Inc.
                          1998 Griffin Non-Qualified
                             Stock Incentive Plan

                            Pac-West Telecomm, Inc.
                           1998 Bryson Non-Qualified
                             Stock Incentive Plan

                           (Full title of the plans)

                              __________________

                               Richard E. Bryson
                            Chief Financial Officer
                         1776 W. March Lane, Suite 250
                          Stockton, California 95207
                                (209) 926-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                              Jeffrey S. O'Connor
                               Kirkland & Ellis
                           200 East Randolph Drive
                            Chicago, Illinois 60601

                                                Calculation of Registration Fee
===========================================================================================================================
Title of securities to       Amount to be            Proposed maximum      Proposed maximum       Amount of
be registered                registered (1)          price per share (2)   aggregate offering     registration
                                                                           price (2)              fee (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share        3,225,500                       $1.97             6,352,069             $1,676.95
===========================================================================================================================

(1) The amount of securities to be registered shall be allocated as follows: (i) 1,601,750 shares of common stock to the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan; (ii) 1,000,000 shares of common stock to the Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan; (iii) 55,000 shares of common stock to the Pac-West Telecomm, Inc. 2000 Napa Valley Non-Qualified Stock Incentive Plan; (iv) 350,000 shares of common stock to the Pac-West Telecomm, Inc. 1998 Griffin Non-Qualified Stock Incentive Plan; and (v) 218,750 shares of common stock of Pac-West Telecomm, Inc. 1998 Bryson Non-Qualified Stock Incentive Plan. In addition, in the case of the Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statements also covers an indeterminate amount of interests to be offered or sold pursuant to such plan and, in the case of all of the plans covered by this registration statement, the registration statement also covers an indeterminate number of additional shares, which may be offered and issued in accordance with the terms of such plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2) For purposes of computing the registration fee only. The proposed maximum offering price was calculated with respect to 623,750 shares based upon the average exercise price per share (approximately $1.32 ) of outstanding options for such shares to be registered pursuant to Rule 457(b), and with respect the remaining 2,601,750 shares, the average of the high and low prices reported in the Consolidated Reporting System on December 20, 2000 (approximately $2.125), pursuant to Rule 457(c).

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by Pac-West Telecomm, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          (3) The description of the Company's Common Stock contained in the Registration Statement on Forms S-1, as amended, originally filed on September 7, 1999, under the caption "Description of Capital Stock."

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
          -------------------------

               Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

               Not applicable.

Item 4.   Indemnification of Officers and Directors.
          -----------------------------------------

          The Company is incorporated under the laws of the State of California.
Section 317 of the General Corporation Law of the State of California provides that a California corporation may indemnify any person who is, or is threatened to be made, party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A California corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

          Under Article IV of the Company's Amended and Restated Articles of Incorporation and, as amended, Article VI of the Company's Amended and Restated By-Laws, as amended, the Company will indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, to the fullest extent that the Company is empowered to do so by the General Corporation Law of the State of California, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys= fees actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Company may, by action of its board of directors, provide indemnification to the Company's employees and agents with the same scope and effect as the foregoing indemnification of directors and officers. Such right of indemnification will be a contract right and will not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under statute, the Company's Amended and Restated Articles of Incorporation, as amended, the Company's Amended and Restated By-Laws, as amended, agreement, vote of stockholders or disinterested directors or otherwise.

          In addition, Section 204 of the General Corporation Law of the State of California allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, provided, however, that:

          (1) such a provision may not eliminate or limit the liability of directors:

               (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

               (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

               (c) for any transaction from which a director derived an improper personal benefit;

               (d) or acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

               (e) for acts or omissions that constitute an unexecuted pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

               (f)  under Section 310, or

               (g)  under Section 316.

          (2) no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective; and

          (3) no such provision will eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

          Article IV of the Company's Amended and Restated Articles of Incorporation, as amended, includes a provision that eliminates directors' personal liability to the fullest extent permitted under the General Corporation Law of the State of California.

          The Company maintains a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Item 5.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 6.   Exhibits.
          --------

          The exhibits to this registration statement are listed in the Index of Exhibits below.

Item 7.   Undertakings.
          ------------

          The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement (provided, however, that (i) and (ii) do not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement); (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Stockton, State of California, on the 22nd day of December, 2000.

                                    PAC WEST TELECOMM, INC.


                                    By:    /s/ Wallace W. Griffin
                                         -------------------------------------
                                    Name:  Wallace W. Griffin
                                    Title: President and Chief Executive
                                           Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wallace W. Griffin and Richard E. Bryson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on December 22, 2000, by the following persons in the capacities indicated:

               Signature                                Capacity
               ---------                                --------

          /s/ Wallace W. Griffin         President and Chief Executive Officer
       ----------------------------
              Wallace W. Griffin         (principal executive officer)


          /s/ Richard E. Bryson          Chief Financial Officer
       ----------------------------
              Richard E. Bryson          (principal financial officer)

          /s/ Dennis V. Meyer            Vice President-Finance and Treasurer
       ----------------------------
              Dennis V. Meyer            (principal accounting officer)


          /s/ Jerry L. Johnson           Chairman of the Board of Directors
       ----------------------------
              Jerry L. Johnson


         /s/ A. Gary Ames                Director
       ----------------------------
             A. Gary Ames


         /s/ David G. Chandler           Director
       ----------------------------
             David G. Chandler


         /s/ Mark S. Fowler              Director
       ----------------------------
             Mark S. Fowler


         /s/ John K. LaRue               Director
       ----------------------------
             John K. LaRue


         /s/ Samuel A. Plum               Director
       ----------------------------
             Samuel A. Plum


         /s/ Dr. Jagdish N. Sheth         Director
       ----------------------------
             Dr. Jagdish N. Sheth

                               INDEX TO EXHIBITS

Exhibit
  No.                       Description of Exhibits
------                      -----------------------

 4.1 Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.6(a) to the Company's Form 10-Q for the period ending September 30, 2000 (File No. 000-27743)).

 4.2 Pac-West Telecomm, Inc. 1999 Stock Incentive Plan form of Notice of Stock Option Award and Stock Option Award Agreement between the Company and its grantees as designated (incorporated by reference to Exhibit 10.6(b) to the Company's Registration Statement on Form S-4 (Reg. No. 333-76779)).

 4.3 Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.47 to the Company's Form 10-Q for the period ending September 30, 2000 (File No. 000-27743)).

 4.4 Pac-West Telecomm, Inc. 2000 Napa Valley Non-Qualified Stock Incentive Plan (incorporated by reference to Exhibit 10.46 to the Company's Form 10-Q for the period ending September 30, 2000 (File No. 000-27743)).

 4.5 Pac-West Telecomm, Inc. 1998 Griffin Non-Qualified Stock Incentive Plan (incorporated by reference to Exhibit 10.44 to the Company's Form 10-Q for the period ending September 30, 2000 (File No. 000-27743)).

 4.6 Pac-West Telecomm, Inc. 1998 Bryson Non-Qualified Stock Incentive Plan (incorporated by reference to Exhibit 10.45 to the Company's Form 10-Q for the period ending September 30, 2000 (File No. 000-27743)).

 4.7           Amended and Restated Articles of Incorporation of the Company.

 4.8 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Reg. No. 333-86607)).

 5.1 Opinion of Neumiller & Beardslee with respect to the validity of the securities being registered.

 23.1          Consent of Arthur Andersen LLP.

 23.2          Consent of Neumiller & Beardslee (included in Exhibit 5.1).

 24.1          Power of Attorney (included on page 5 hereof).